EXHIBIT 32

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 on Form 10-K/A to the Annual Report of Eastern American Natural Gas Trust (the “Trust”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (as so amended, herein called the “Report”), the undersigned, not in its individual capacity but solely as the successor trustee of the Trust (effective January 1, 2005), certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust at the dates and for the periods presented.

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Form 10-K or as a separate disclosure document.

JPMorgan Chase Bank, N.A.,
Trustee for Eastern American Natural Gas Trust

By:	/s/ Mike Ulrich
Vice President
JPMorgan Chase Bank, N.A.

Date:  March 23, 2006